SETTLEMENT AGREEMENT AND POLICIES RELEASE
                    -----------------------------------------

     This Settlement Agreement and Policies Release (the "Policies Release") is made and entered into this 12th day of July 2005 by and among Admiral Insurance Company ("Admiral") and Caprius, Inc. ("Caprius") and certain Caprius directors and officers including George Aaron ("Aaron"), Jonathan Joels ("Joels"), Shrikant Mehta ("Mehta"), and Sanjay Mody ("Mody")(collectively, the "Caprius Insureds") with respect to various Claims and potential claims reported by the Caprius Insureds to Admiral under two Directors and Officers and Company Reimbursement Policies ("Policies") issued by Admiral. Pursuant to this Policies Release, the Caprius Insureds have agreed to totally and completely release Admiral from any and all actual or potential liability under the Policies (now and in the future) in exchange for good and valuable consideration.

                                    RECITALS
                                    --------

     Whereas, Admiral issued a Directors and Officers and Corporate Liability Policy ("Policy") (Policy No. 1295062) which provides coverage for Claims first made against Caprius and its Directors or Officers during the Policy Period effective from November 15, 2001 to November 15, 2002.

     Whereas, Admiral also issued a Directors and Officers and Corporate Liability Policy ("Predecessor Policy") (Policy No. 1276178) which provides coverage for Claims first made against Caprius and its Directors and Officers during the Predecessor Policy Period effective from November 15, 2000 to November 15, 2001.

     Whereas, on June 25, 2002, Jack Nelson ("Nelson"), the former President and director of Caprius, filed a lawsuit against Caprius, Aaron and Joels, captioned Nelson v. Aaron, et al., filed in the Superior Court of New Jersey, Bergen County, Law Division (the "Nelson Contract Lawsuit"). The Caprius defendants settled Nelson's Contract Lawsuit for $125,000.

     Whereas, on June 25, 2002, Nelson also filed a derivative lawsuit against Caprius, Aaron and Joels, captioned In re Caprius, Inc. Derivative Action Litigation, Civil Action No. 02-3042 in the United States District Court for the District of New Jersey, (the "Nelson Derivative Lawsuit"). Nelson later sought to amend the derivative complaint to add insider trading claims against Mehta and Mody.

     Whereas, on September 20, 2002, plaintiff Eugene Schwartz ("Schwartz") filed a putative shareholder class action securities fraud lawsuit against Caprius, Aaron and Joels, captioned Schwartz, et al. v. Caprius, Inc., et al., Civil Action No. 02-4576 in the United States District Court for the District of New Jersey (the "Class Action").

     Whereas, in correspondence dated October 17, 2003, Caprius reported notice of a potential claim that it had received a letter on September 16, 2003 from counsel for Enrique Levy ("Levy"), the former COO and a former director of Caprius (the "Levy Potential Claim"). The Levy Potential Claim indicated that Levy intended to pursue claims against Caprius, Aaron, and Joels similar to the allegations asserted by Nelson in the Nelson Contract Lawsuit.


              Settlement Agreement and Policies Release re Caprius
                                   Page 1 of 6

     Whereas, on September 30, 2004, Nelson, through his counsel, sent a letter to Caprius's Board of Directors demanding that the Board "institute and prosecute a legal action on behalf of Caprius against George Aaron, Jonathan Joels and Shrikant Mehta" to recover damages for their alleged breach of fiduciary duties (the "Nelson Demand"). A draft complaint was attached to Nelson's letter of September 30, 2004.

     Whereas, the Caprius Insureds reported the Nelson Contract Lawsuit, Nelson Derivative Lawsuit, Class Action, the Levy Potential Claim and the Nelson Demand (collectively referred to hereinafter as the "Caprius Claims") to Admiral seeking reimbursement under the Policies for Loss and Costs of Defense incurred by the Caprius Insureds in connection therewith.

     Whereas, Admiral denied coverage for the Caprius Claims pursuant to various Policy provisions, including: (1) the Insured v. Insured Exclusion; (2) the Breach of Contract exclusion; (3) the fact that the Policy does not afford entity coverage to Caprius for Claims involving Wrongful Employment Practices;
(4) the "wrongful acts" were not committed in an insured capacity; (5) the Policy Application Known Claim Exclusion; and (6) rescission of the Policies.

     Whereas, the Caprius Insureds have refuted Admiral's coverage denial for the Caprius Claims.

     Whereas, pursuant to this Policies Release, the Caprius Insureds and Admiral seek to resolve their coverage dispute with respect to the Caprius Claims.

     Now, therefore, in consideration of the Covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Caprius Insureds and Admiral (the "Undersigned Parties") hereby agree as follows:

     1. Simultaneously with the execution of this Policies Release, Admiral shall pay Caprius the sum of Three Hundred Fifty Thousand Dollars ($350,000) for Loss and Costs of Defense incurred by the Caprius Insureds in connection with the Caprius Claims. Said payment shall be made payable to the "Sills Cummis Trust Account."

     2. The Undersigned Parties agree and stipulate that the payment by Admiral pursuant to Paragraph (1) of this Agreement is intended and hereby acknowledged to be in full and final satisfaction of any and all claims, potential claims, liabilities, and/or obligations under the Policies, legal or otherwise, actually or allegedly owed by Admiral to any Caprius Insureds or third parties.

     3. In consideration of the payments described in Paragraph (1) of this Agreement, Aaron, Joels, Mehta, Mody, and Caprius, on behalf of itself and its directors, officers, underwriters, employees, volunteers, staff members, trustees, affiliates, and attorneys, (collectively, "the Caprius Releasees"), hereby remise, release and forever discharge Admiral and its directors, officers, agents, underwriters, employees, principals, affiliates, brokers, reinsurers, claims administrators, and attorneys (collectively, the "Insurers") of and from any and all actual, alleged, potential, or future claims, demands, debts, lawsuits, obligations, liabilities, settlements, costs, charges, expenses, rights of action and causes of action, of any kind or character whatsoever, whether known or unknown, suspected or unsuspected, which they now


                                   Page 2 of 6
                            Policy Release re Caprius
                                   05392-00036
have or claim to have, or which may at any time hereafter accrue, arise out of, exist in connection with, in consequence of, or in any way involve or relate to the Caprius Claims and/or the Policies. The foregoing shall be referred to herein as the "Released Matters".

     4. Aaron, Joels, Mehta, Mody, and Caprius and Admiral expressly waive and relinquish to the fullest extent permitted by law, the provisions, rights and benefits of any statute, law or rule which in substance provides that a release does not extend to claims which the person does not know or suspect to exist in his or her favor at the time of executing the release, which if known to either party, may have materially affected its decision to execute this Policies Release.

     5. It is specifically understood and agreed by the Caprius Releasees that the Released Matters include, but are not limited to, any actual, alleged or potential claim or cause of action arising out of, in consequence of, or in any way involving or related to Admiral's conduct or the conduct of its brokers, representatives, agents, underwriters, employees, claims administrators, reinsurers or attorneys relating in any way to the Caprius Claims, the Policies, or any other Released Matters for any actual or alleged claim for "bad faith" or unfair claims handling practices.

     6. Caprius Releasees each hereby represents and warrants that neither he nor it, nor any of his or its agents, representatives, employees or attorneys has heretofore assigned, transferred, pledged or hypothecated, or purported to assign, transfer, pledge or hypothecate to any person, entity or individual, this Policies Release or any of the Released Matters.

     7. Upon execution of this Policies Release by Aaron, Joels, Mehta, Mody, and Caprius, the Insurer hereby remises, releases and forever discharges the Caprius Releasees of and from any and all actual, alleged, potential, or future claims, demands, debts, lawsuits, obligations, liabilities, settlements, costs, charges, expenses, rights of action and causes of action, of any kind or character whatsoever, whether known or unknown, suspected or unsuspected, which they now have or claim to have, or which may at any time hereafter accrue, arise out of, exist in connection with, in consequence of, or in any way involve or relate to the Caprius Claims and/or the Policies, or the issuance of the Policies.

     8. This Policies Release and any proceedings in connection herewith are not, and shall not be construed or invoked, as an admission of any liability or wrongdoing by the Caprius Insureds or Admiral or an admission by the Caprius Insureds or Admiral as to the existence or extent of coverage under the Policies.

     9. Caprius and Admiral hereby represent and warrant to one and another that the execution of the Policies Release has been approved and authorized in accordance with each party's bylaws and/or articles, and that the persons who execute this Policies Release on behalf of Caprius and Admiral have full and complete authority to do so.

     10. This Policies Release may be executed in counterparts and shall be binding upon, and shall inure to the benefit of, each of the Undersigned Parties hereto and any of their respective heirs, representatives, successors and assigns. Each of said counterparts, when so executed and delivered shall be deemed an original and, taken together, shall constitute but one and the same instrument. Facsimile copies of an executed counterpart shall be deemed


                                   Page 3 of 6
                            Policy Release re Caprius
                                   05392-00036
sufficient for execution of this Policies Release, with the understanding that the original executed Agreement shall be mailed within five (5) business days thereafter to the authorized representatives of the Undersigned Parties.

     11. The Undersigned Parties hereby represent and warrant that they have fully read this Policies Release, that they understand each and every recital and paragraph of the Policies Release and, after having the opportunity to consult with counsel, intend to be legally bound thereby.

     12. All of the agreements, covenants, representations and warranties between the Undersigned Parties, express or implied, oral or written, concerning the subject matter of this Policies Release, are contained in this Policies Release including the recitals above. All prior and contemporaneous conversations, negotiations, agreements, representations, covenants and warranties concerning the subject matter of this Policies Release are merged into this Policies Release.

     13. This Policies Release can be amended only by the mutual written consent of the Undersigned Parties.

     14.  The Recitals shall be part of this Policies Release.

     15. No provision of this Policies Release shall be construed against any of the Undersigned Parties or its counsel merely because such party or its counsel drafted such provision.

     16. This Policies Release shall be governed by, construed, and enforced in accordance with, the laws of the State of New Jersey.

EXECUTED this 12th day of July 2005

CAPRIUS, INC.

By:  /s/ George Aaron
    ----------------------------

Its: President & CEO
    ----------------------------


                                   Page 4 of 6
                            Policy Release re Caprius
                                   05392-00036

GEORGE AARON

/s/ George Aaron
--------------------------------

JONATHAN JOELS

/s/ Jonathan Joels
--------------------------------

SHRIKANT MEHTA

/s/ Shrikant Mehta
--------------------------------

SANJAY MODY

/s/ Sanjay Mody
--------------------------------


                                   Page 5 of 6
                            Policy Release re Caprius
                                   05392-00036

As an authorized agent of
ADMIRAL INSURANCE COMPANY

/s/ Robert L. Irish
--------------------------------
Robert Irish, Claims Attorney



                                   Page 6 of 6
                            Policy Release re Caprius
                                   05392-00036